Exhibit 15

November 30, 2007

Woodside Capital Partners IV, LLC (“Woodside IV”)

25 Mall Road

Burlington, MA 01803

Woodside Capital Partners IV QP, LLC (“Woodside QP”)

25 Mall Road

Burlington, MA 01803

Lehman Brothers Commercial Bank (“Lehman”)

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Reference is hereby made to the shares of National Investment Managers Inc.’s, a Florida corporation (the “Company”), common stock, par value $0.001 per share (together with any shares of capital stock issued pursuant to a stock dividend or stock split and any warrants, options or convertible securities relating to the common stock of the Company, collectively, “Common Stock”) whether now owned or hereafter acquired by any of Caremi Partners Ltd., Steven Ruchefsky, Uzi Zucker, Steven Ross, Arthur Emil, Jeff Cooke, Richard Berman, Michael Crow, MW Crow Family LP, DCI Master LDC, Crow 2001 Childrens Trust FBO Michelle Crow, Crow 2001 Childrens Trust FBO Spencer Crow, Crow 2001 Childrens Trust FBO Olivia Crow, Crow 2001 Childrens Trust FBO Duncan Crow or any of their respective affiliates (collectively, the “Insiders”). Any Common Stock now or hereafter held by the Insiders (or any of them) shall hereinafter be referred to as “Insider Common Stock”.

Reference is further hereby made to (a) the Securities Purchase and Loan Agreement, dated as of the date hereof, by and among the Company, Woodside Agency Services, LLC, as collateral agent, Woodside IV, Woodside QP and Lehman (as amended, restated, supplemented and in effect from time to time, the “Securities Purchase Agreement”), (b) the Common Stock Purchase Warrants each dated as of the date hereof granted by the Company to Woodside IV to purchase up to an aggregate 2,610,098 shares of the Company’s Common Stock (the “Woodside IV Warrants”), (c) the Common Stock Purchase Warrants each dated as of the date hereof granted by the Company to Woodside QP to purchase up to an aggregate 3,132,691 shares of the Company’s Common Stock (the “Woodside QP Warrants”) and (d) the Common Stock Purchase Warrants each dated as of the date hereof granted by the Company to Lehman to purchase up to an aggregate 5,742,789 shares of the Company’s Common Stock (the “Lehman Warrants” and together with the Woodside IV Warrants and the Woodside QP Warrants, collectively, the “SPA Warrants”).

In consideration of good and valuable consideration, receipt of which is hereby acknowledged, without the prior written consent of each of Woodside IV, Woodside QP and

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Lehman (or any successors or assigns of such Persons), each of the Insiders hereby agrees for the period commencing on the date hereof and ending on March 2, 2011 (the “Lock-Up Period”) not to, and to cause its affiliates not to, (i) sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of, pledge, hypothecate or otherwise transfer, directly or indirectly, any shares of Insider Common Stock, (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Securities Exchange Commission promulgated thereunder) with respect to any Insider Common Stock, (iii) enter into any swap or other arrangement that transfers to another person or entity, in whole or in part, any of the economic consequences of ownership of any Insider Common Stock, whether such transaction is to be settled by delivery of Insider Common Stock or such other securities, in cash or otherwise, or (iv) publicly announce any intention to effect any transaction specified in clause (i), (ii) or (iii) above. Notwithstanding the foregoing, and so long as no Default or Event of Default under and as defined in the Securities Purchase Agreement exists at such time, the Lock-Up Period shall end on the date that the Company delivers to Woodside IV, Woodside QP and Lehman a compliance certificate satisfactory to Woodside IV, Woodside QP and Lehman evidencing the Company’s compliance with the financial covenants contained in Schedule 7.6 of the Securities Purchase Agreement as of December 31, 2009.

Notwithstanding the foregoing, in the event that any of Woodside IV, Woodside QP and Lehman sells or otherwise disposes of any shares of Common Stock underlying the SPA Warrants, then the Insiders shall collectively be permitted to sell or otherwise dispose of an aggregate number of shares of Common Stock less than or equal to the number of shares of Common Stock so sold or otherwise disposed of by Woodside IV, Woodside QP and/or Lehman.

Notwithstanding anything contained herein to the contrary, the foregoing restrictions shall not be applicable and shall have no further force or effect in the event the Company shall (a) effect a reorganization, consolidate with or merge into any other entity or have another entity merge into the Company so long as, in each case, (i) no Default or Event of Default under and as defined in the Securities Purchase Agreement exists after giving effect to such transaction and (ii) such transaction results in any person or group of persons (within the meaning of the Securities Exchange Act of 1934) acquiring beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of 50% or more of the issued and outstanding shares of capital stock of the Company having the right to vote for the election of directors of the Company under ordinary circumstance, (b) transfer and/or sell all or substantially all of its properties or assets or (c) pay in full in cash all Obligations under and as defined in the Securities Purchase Agreement.

Delivery of an executed signature page of this letter agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof. This letter agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this letter agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The letter agreement shall be governed by the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

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Exhibit 15

Very truly yours,

CAREMI PARTNERS LTD.

By: /s/ Steven Ruchefsky

Name: Steven Ruchefsky

Title: President

STEVEN RUCHEFSKY, an individual

By: /s/ Steven Ruchefsky

Name: Steven Ruchefsky

UZI ZUCKER, an individual

By: /s/ Uzi Zucker

Name: Uzi Zucker

STEVEN ROSS, an individual

By: /s/ Steven J. Ross

Name: Steven J. Ross

ARTHUR EMIL, an individual

By: /s/ Arthur D. Emil

Name: Arthur D. Emil

JEFF COOKE, an individual

By: /s/ Jeff Cooke

Name: Jeff Cooke

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RICHARD BERMAN, an individual

By: /s/ Richard Berman

Name: Richard Berman

MICHAEL CROW, an individual

By: /s/ Michael Crow

Name: Michael Crow

MW CROW FAMILY LP

By: /s/ Michael Crow

Name:	Michael Crow
Title:	General Partner

DCI MASTER LDC

By: DC ASSOCIATES LLC

By: /s/ Michael Crow

Name: Michael Crow

Title: Authorized Signer

CROW 2001 CHILDRENS TRUST FBO MICHELLE CROW

By: /s/ Alex Clug

Name:	Alex Clug
Title:	Trustee

CROW 2001 CHILDRENS TRUST FBO SPENCER CROW

By: /s/ Alex Clug

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Name:	Alex Clug
Title:	Trustee

CROW 2001 CHILDRENS TRUST FBO OLIVIA CROW

By: /s/ Alex Clug

Name:	Alex Clug
Title:	Trustee

CROW 2001 CHILDRENS TRUST FBO DUNCAN CROW

By: /s/ Alex Clug

Name:	Alex Clug
Title:	Trustee

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AGREED AND ACCEPTED:

WOODSIDE CAPITAL PARTNERS IV, LLC

By: Woodside Opportunity Partners, LLC, its Manager

By: Woodside Capital Management, LLC, its Manager

By: /s/ Daphne Firth

Name: Daphne Firth

Title:	Executive Vice President

WOODSIDE CAPITAL PARTNERS IV QP, LLC

By: Woodside Opportunity Partners, LLC, its Manager

By: Woodside Capital Management, LLC, its Manager

By: /s/ Daphne Firth

Name: Daphne Firth

Title:	Executive Vice President

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LEHMAN BROTHERS COMMERCIAL BANK

By: /s/ George Janes

Name: George Janes
Title:	Senior Vice President

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